Exhibit 5.1

April 2, 2010

Pioneer Power Solutions, Inc.
One Parker Plaza
400 Kelby Street, 9th Floor
Fort Lee, NJ 07024

Re:	Pioneer Power Solutions, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of 7,000,000 shares of Common Stock of the Company, par value $0.001 per share (the “Shares”), comprised of 5,000,000 issued and outstanding shares that are being offered by certain shareholders of the Company (the “Outstanding Shares”) and 2,000,000 shares that may be purchased by the underwriters pursuant to two outstanding warrants granted by the Company (the “Warrant Shares,” and together with the Outstanding Shares, the “Shares”), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2010 (Registration No. 333-156504), as amended to date (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the validity of the Shares.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) as in effect on the date hereof and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s By-laws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares covered by the Registration Statement and related matters thereto; (v) the form of $2.00 Warrant; (vi) the form of $3.25 Warrant; (vii) a specimen of the Company’s Common Stock certificate; and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

Pioneer Power Solutions, Inc.
April 2, 2010

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Warrant Shares: (i) the resolution of the Company referred to above will not have been modified or rescinded, (ii) there will not have been occurred any change in the law affecting authorization, execution, delivery, validity or fully paid status of the Warrant Shares, (iii) sufficient shares of Common Stock will be authorized for issuance under the Certification of Incorporation that have not otherwise been issued or reserved for issuance and (iv) the stock certification (if any) representing the Warrant Shares will comply with the provisions of the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and the laws of the state of Delaware when the Warrant Shares are issued.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1.            The Outstanding Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

2.            The Warrant Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the $2.00 Warrant or the $3.25 Warrant (as applicable), the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal matters” in the prospectus constituting part of such Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP